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                                                                    Exhibit 99.5

                       CONSECO VARIABLE INSURANCE COMPANY
                       Home Office: Amarillo, Texas 79105
               Administrative Office: 11815 N. Pennsylvania Street
                    P.O. Box 1909, Carmel, Indiana 46032-4909
                                 1-800-342-6307

                                 CONSECO ADVISOR
                            VARIABLE ANNUITY ACCOUNT
                                   APPLICATION

[CONSECO LOGO]


1. CONTRACT OWNER(S)

If no annuitant is specified in Section 2, the contract owner will be the annuitant.

________________________________________________________________________________
 (Print) Last                           First                        MI

________________________________________________________________________________
 Address

________________________________________________________________________________
City                                State                     Zip

Soc. Sec. No./Tax I.D. _______ - _____ - _______  Marital Status ___

Annuitization Age ______

Sex / / M
    / / F

Date of Birth _____  ___  ____
              Month  Day  Year

1.(b) JOINT OWNER (If Applicable)
      (Spouse Only)

________________________________________________________________________________
 (Print) Last                           First                        MI

________________________________________________________________________________
 Address

________________________________________________________________________________
City                                State                     Zip

Soc. Sec. No./Tax I.D. _______ - _____ - _______

Sex / / M
    / / F

Date of Birth _____  ___  ____
              Month  Day  Year

2. ANNUITANT

(Complete only if different from the contract owner.)

________________________________________________________________________________
 (Print) Last                           First                        MI

________________________________________________________________________________
 Address

________________________________________________________________________________
City                                State                     Zip

Soc. Sec. No./Tax I.D. _______ - _____ - _______

Sex / / M
    / / F

Date of Birth _____  ___  ____
              Month  Day  Year

Marital Status ____

3. PRIMARY BENEFICIARY

________________________________________________________________________________
 (Print) Last                           First                        MI

________________________________________________________________________________
Relationship To Owner(s)


CONTINGENT BENEFICIARY

________________________________________________________________________________
 (Print) Last                           First                        MI

________________________________________________________________________________
Relationship To Owner(s)

4. TYPE OF PLAN

a. Nonqualified            / /   Regular
                           / /   1035 Transfer
                           / /   Charitable Remainder Trust
                           / /   Other____________________

b. Qualified               / /   IRA/SEP Transfer/Rollover
                           / /   403 (b) Transfer/Rollover
                           / /   Other_______________________

5. INVESTMENT INFORMATION

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Minimum Initial Purchase Payment:         $ 25,000.00
Minimum Subsequent Purchase Payment:      $  1,000.00
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a. An initial purchase payment of $___________ is attached.
b. Allocated to year ____  (Complete for IRA contributions)

6. PAYMENT ALLOCATION (Use whole percentages. The percentages for all allocations must equal 100%) Purchase Payments shall be credited to the U.S. Government Money Market Fund or Fixed Account for 14 days after the Contract Date.

  / / A. Separate Account/Money Market I Subaccount
  / / B. Fixed Account (Subject to transfer restrictions)

7. REPLACEMENT Will the proposed contract replace any existing annuity or insurance contract? / / No / / Yes

    If Yes, list company name, plan and year of issue:

    __________________________________________________

    If Yes, replacement requirements must be completed.

    / / Agent's initials certifying any replacement criteria required in this state have been met.

8. FRAUD WARNING

FL RESIDENTS: Any person who knowingly, and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

AR, KY, OH, NM AND PA RESIDENTS: Any person who knowingly, and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

CO RESIDENTS: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, and denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a contractholder or claimant for the purpose of defrauding or attempting to defraud the contractholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

22-8079(12/01)                                                              1201

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DC RESIDENTS: Warning: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

ME, TN AND VA RESIDENTS: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial for insurance benefits.

NJ RESIDENTS: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

9. LIMITED POWER OF ATTORNEY

I hereby authorize the person named as my "Financial Advisor", set forth in Number 10 below, to be my advisor and attorney-in-fact, and in such capacity to give instructions to Rydex Global Advisors and its affiliates "Rydex Global Advisors" for certain transactions within the Conseco Advisor Variable Annuity, including authorizing telephone transfers, and to take all other actions necessary or incidental thereto. Rydex Global Advisors may rely on such instructions without obtaining my approval, counter-signature, or co-signature. I will indemnify and hold Rydex Global Advisors and Conseco Variable Insurance Company (Conseco Variable), their directors, officers, and employees harmless from all liabilities and costs, including attorney fees and expenses, which Rydex Global Advisors and Conseco Variable may incur by relying upon the representations of the Financial Advisor or upon this authorization.

Contract Owner Signature X ___________________________    Date _________________

Joint Contract Owner Signature X _____________________    Date _________________

10. FINANCIAL ADVISOR/TELEPHONE TRANSFER AUTHORIZATION

I, the Financial Advisor, have received a written power of attorney from each Contract Owner for whom I have been granted the power to direct the allocation and exchange of funds invested within the Conseco Advisor Variable Annuity Account. Pursuant to the Power of Attorney, I authorize and direct Rydex Global Advisors to act on telephone instructions, when proper identification is furnished, to exchange units from any subaccount or the fixed account to any other subaccount or the fixed account subject to any limitations set forth in the Contract. I agree that neither Rydex Global Advisors nor Conseco Variable will be liable for any loss arising from the exchange by acting in accordance with these telephone instructions.

----------------------------------------    ------------------------------------
Signature/Financial Advisor                 (Print) Name of Financial Advisor

----------------------------------------    ------------------------------------
Name of Firm                                Financial Advisor/Group Number

11. SIGNATURE

All statements made in this application (including the reverse side) are true to the best of my knowledge and belief, and I agree to all terms and conditions as shown on the front and back. I further agree that this application shall be part of the annuity contract, and I verify my understanding that ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF SUBACCOUNTS, ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. I acknowledge receipt and have read current prospectuses. Under penalty of perjury, I certify that the Social Security (or Taxpayer identification) number is correct as it appears in the application. I/we understand and agree that the contract may include an Internal Appeals provision which must be exhausted prior to any other action being taken in law or equity, depending on applicable state and federal law.

Signed at _______________________ this ___________ day of __________________, year ____________

----------------------------------------  --------------------------------------
  Signature of Contract Owner/Applicant     Signature of Joint Contract Owner

REGISTERED REPRESENTATIVE CERTIFICATION

I certify that I have asked all questions in the application and correctly recorded the proposed Contract Owners answers. To the best of my knowledge, I have presented to Conseco Variable all the pertinent facts. I further certify that I am properly licensed to sell variable annuities in the state in which the proposed Contract Owner resides and that no sales material other than that approved by the Administrative Office was used.

Signed at _______________________ this ___________ day of __________________, year ____________

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    Signature of Registered Representative           Printed Name/Phone Number          Representative Number

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    Signature of Registered Representative           Printed Name/Phone Number          Representative Number

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Broker Dealer                                                                           Broker Dealer Phone Number
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                         / / For Broker Dealer Use Only